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NORLAND MEDICAL SYSTEMS, INC.                                         Exhibit 11
Statement Regarding Computation of Earnings Per Share
Primary Basis
(Unaudited)

                                       Three Months Ended
                              ---------------------------------------
                              September 30, 1996   September 30, 1995
                              ------------------   ------------------


Net income                          $515,335            $505,364

Weighted average shares
    outstanding                    6,895,781           3,304,348

Stock options                        319,139             672,717

Weighted average number of
    common and common equivalent
    shares outstanding             7,214,920           5,965,598

Earnings per share                     $0.07               $0.08

                                        Nine Months Ended
                               ---------------------------------------
                               September 30, 1996   September 30, 1995
                               ------------------   ------------------

Net income                        $1,956,647          $1,419,341

Weighted average shares
outstanding                        6,706,326           2,439,560

Stock options                        469,735             669,590

Weighted average number of
common and common equivalent
shares outstanding                 7,176,061           4,663,725

Earnings per share                     $0.27               $0.30



                                         -15-

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NORLAND MEDICAL SYSTEMS, INC.                                        Exhibit 11
Statement Regarding Computation of Earnings Per Share
Fully Diluted Basis
(Unaudited)

                                        Three Months Ended
                               ---------------------------------------
                               September 30, 1996   September 30, 1995
                               ------------------   ------------------

Net income                          $515,335            $505,364

Weighted average shares
outstanding                        6,895,781           3,304,348

Stock options                        365,723             672,717

Weighted average number of
common and common equivalent
shares outstanding                 7,261,504           5,965,598

Earnings per share                     $0.07               $0.08

                                          Nine Months Ended
                               ---------------------------------------
                               September 30, 1996   September 30, 1995
                               ------------------   ------------------

Net income                        $1,956,647          $1,419,341

Weighted average shares
outstanding                        6,706,326           2,439,560

Stock options                        497,064             669,590

Weighted average number of
common and common equivalent
shares outstanding                 7,203,390           4,663,725

Earnings per share                     $0.27               $0.30


                                         -16-